Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2017

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “the Company,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “CPA® REITs” means Corporate Property Associates 17 – Global Incorporated, or CPA®:17 – Global, and Corporate Property Associates 18 – Global Incorporated, or CPA®:18 – Global. “CWI REITs” means Carey Watermark Investors Incorporated, or CWI 1, and Carey Watermark Investors 2 Incorporated, or CWI 2. “Managed REITs” means the CPA® REITs and the CWI REITs. “Managed Programs” means the Managed REITs, Carey Credit Income Fund, or CCIF, and Carey European Student Housing Fund I, L.P., or CESH I. “U.S.” means United States. “AUM” means assets under management.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including funds from operations, or FFO; adjusted funds from operations, or AFFO; earnings before interest, taxes, depreciation and amortization, or EBITDA; adjusted EBITDA; pro rata cash net operating income, or pro rata cash NOI; and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc., or NAREIT, an industry trade group.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2017

W. P. Carey Inc.
Overview – Second Quarter 2017

Summary Metrics
As of or for the three months ended June 30, 2017.

Financial Results
			Segment
			Owned Real Estate	Investment Management	Total
Revenues, excluding reimbursable costs – consolidated ($'000)			$168,725	$34,002	$202,727
Net income attributable to W. P. Carey ($'000)			43,540	20,778	64,318
Net income attributable to W. P. Carey per diluted share			0.40	0.19	0.59
Normalized pro rata cash NOI from real estate ($'000) (a) (b)			163,640	N/A	163,640
Adjusted EBITDA ($'000) (a) (b)			161,326	31,638	192,964
AFFO attributable to W. P. Carey ($'000) (a) (b)			117,422	31,015	148,437
AFFO attributable to W. P. Carey per diluted share (a) (b)			1.09	0.29	1.38

Distributions declared per share – second quarter					1.00
Distributions declared per share – second quarter annualized					4.00
Dividend yield – annualized, based on quarter end share price of $66.01					6.1%
Dividend payout ratio – for the six months ended June 30, 2017 (c)					76.1%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $66.01 ($'000)					$7,054,266
Pro rata net debt ($'000) (d)					4,142,441
Enterprise value ($'000)					11,196,707

Total capitalization ($'000) (e)					11,368,294

Total consolidated debt ($'000)					4,264,664
Gross assets ($'000) (f)					8,869,658
Liquidity ($'000) (g)					1,505,984

Pro rata net debt to enterprise value (b)					37.0%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)					5.4x
Total consolidated debt to gross assets					48.1%

Weighted-average interest rate (b)					3.6%
Weighted-average debt maturity (years) (b)					5.8

Moody's Investors Service – corporate rating					Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating					BBB (stable)

Owned Real Estate Portfolio (Pro Rata)
Number of net-leased properties					895
Number of operating properties					2
Number of tenants – net-leased properties					214

ABR from Investment Grade tenants as a % of total ABR – net-leased properties (h)					27.6%

Net-leased properties – square footage (millions)					86.6

Occupancy – net-leased properties					99.3%
Weighted-average remaining lease term (years)					9.6

Acquisitions and completed build-to-suits, redevelopments and expansions – second quarter ($'000)					$60,322
Dispositions – second quarter ($'000)					20,128

Managed Programs	CPA® REITs	CWI REITs	CCIF	CESH I	Total
AUM ($'000) (i)	$8,010,741	$4,606,365	$397,942	$147,407	$13,162,455
Acquisitions – second quarter ($'000)	141,480	175,705	N/A	188,805	505,990
Dispositions – second quarter ($'000)	13,306	19,000	N/A	—	32,306
________

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Second Quarter 2017

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents distributions declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)	Represents equity market capitalization plus total pro rata debt outstanding. See the Terms and Definitions section in the Appendix for a description of pro rata.

(f)
Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and other intangible assets of $379.3 million and above-market rent intangible assets of $242.7 million.

(g)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(h)
Percentage of portfolio is based on ABR, as of June 30, 2017. Includes tenants or guarantors with investment grade ratings (19.1%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.5%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

(i)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CCIF and CESH I.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Second Quarter 2017

Components of Net Asset Value
In thousands, except shares, per share amounts and percentages.

Real Estate	Three Months Ended Jun. 30, 2017	Annualized
Owned Real Estate:	A	A x 4
Normalized pro rata cash NOI (a)	$163,640	$654,560

Investment Management (b) (c)	Three Months Ended Jun. 30, 2017	Twelve Months Ended Jun. 30, 2017
Asset Management Revenue	$17,966	$67,686
Structuring Revenue	14,330	46,803
Operating Partnership Interests in Real Estate Cash Flow of Managed REITs (d)	10,412	43,756

Adjusted EBITDA (a)	31,638	114,795

Balance Sheet - Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2017
Assets
Book value of real estate excluded from NOI (e)		$11,208
Cash and cash equivalents		171,587
Due from affiliates		129,337

Other assets, net:
Straight-line rent adjustments		$63,553
Restricted cash, including escrow		56,306
Deferred charges		46,112
Securities and derivatives		36,665
Accounts receivable		28,233
Prepaid expenses		18,105
Other intangible assets, net		16,187
Note receivable		10,166
Leasehold improvements, furniture and fixtures		4,513
Other		270
Total other assets, net		$280,110

Liabilities
Total pro rata debt outstanding (f)		$4,314,028
Distributions payable		108,638
Deferred income taxes		86,593
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$125,365
Prepaid and deferred rents		81,393
Tenant security deposits		30,834
Accrued taxes payable		22,594
Straight-line rent adjustments		2,575
Other		18,654
Total accounts payable, accrued expenses and other liabilities		$281,415

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Second Quarter 2017

Other	Number of Shares/Units Owned	NAV / Offering Price Per Share		Implied Value
	A	B		A x B
Ownership in Managed Programs: (g)
CPA®:17 – Global (3.8% ownership)	13,190,709	$10.11	(h)	$133,358
CPA®:18 – Global (2.1% ownership)	2,915,292	7.90	(i)	23,031
CWI 1 (1.5% ownership)	2,057,241	10.80	(j)	22,218
CWI 2 (1.0% ownership)	839,557	10.74	(k)	9,017
CCIF (9.6% ownership)	2,777,778	8.55	(l)	23,750
CESH I (2.4% ownership)	3,393	1,000.00	(m)	3,393
				$214,767
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed REITs and CESH I is now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(c)	A description of any back-end fees and interests associated with the Managed Programs is detailed in the Summary of Back-End Fees for / Interests in the Managed Programs section.

(d)
We are entitled to receive distributions of our share of earnings up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors.

(e)	Represents the value of real estate not included in net operating income, such as vacant assets and in-progress build-to-suit properties.

(f)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(g)	Separate from operating partnership interests and our interests in unconsolidated joint ventures with our affiliate, CPA®:17 – Global.

(h)
The estimated net asset value per share, or NAV, for CPA®:17 – Global was determined as of December 31, 2016. We calculated CPA®:17 – Global’s NAV by relying in part on an estimate of the fair market value of CPA®:17 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party) as well as other adjustments.

(i)
We own shares of CPA®:18 – Global’s Class A common stock. The NAV for CPA®:18 – Global’s Class A common stock was determined as of March 31, 2017. We calculated the NAV for CPA®:18 – Global’s Class A common stock by relying in part on an estimate of the fair market value of CPA®:18 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party), as well as other adjustments.

(j)
The NAV for CWI 1 was based on shares of common stock outstanding at December 31, 2016. We calculated CWI 1’s NAV relying in part on appraisals of the fair market value of CWI 1’s real estate portfolio and mortgage debt provided by third parties. The net amount was then adjusted for estimated disposition costs (including estimates of expenses, commissions and fees payable to us) and CWI 1’s other net assets and liabilities at the same date.

(k)
We own shares of CWI 2’s Class A common stock. The NAV for CWI 2’s Class A common stock was determined as of December 31, 2016. We calculated the NAV for CWI 2’s Class A common stock by relying in part on an appraisal of the fair market value of CWI 2’s real estate portfolio and estimates of the fair market value of CWI 2’s mortgage debt at December 31, 2016. The net amount was then adjusted for other net assets and liabilities and our interest in disposition proceeds at December 31, 2016.

(l)
The NAV for CCIF was determined as of March 31, 2017. We account for our interest in this investment using the equity method of accounting because we share the decision making with the third-party investment partner.

(m)	We own limited partnership units of CESH I at its private placement price of $1,000.00 per share; a NAV for CESH I has not yet been calculated.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Second Quarter 2017

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2017

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Revenues
Owned Real Estate:
Lease revenues	$158,255	$155,781	$157,105	$163,786	$167,328
Operating property revenues	8,223	6,980	7,071	8,524	8,270
Reimbursable tenant costs	5,322	5,221	6,201	6,537	6,391
Lease termination income and other	2,247	760	1,093	1,224	838
	174,047	168,742	171,470	180,071	182,827
Investment Management:
Asset management revenue	17,966	17,367	16,375	15,978	15,005
Structuring revenue	14,330	3,834	16,338	12,301	5,968
Reimbursable costs from affiliates	13,479	25,700	20,061	14,540	12,094
Dealer manager fees	1,000	3,325	2,623	1,835	1,372
Other advisory revenue	706	91	1,913	522	—
	47,481	50,317	57,310	45,176	34,439
	221,528	219,059	228,780	225,247	217,266
Operating Expenses
Depreciation and amortization	62,849	62,430	62,675	62,802	66,581
Reimbursable tenant and affiliate costs	18,801	30,921	26,262	21,077	18,485
General and administrative	17,529	18,424	24,230	15,733	20,951
Property expenses, excluding reimbursable tenant costs	10,530	10,110	10,956	10,193	10,510
Restructuring and other compensation (a)	7,718	—	—	—	452
Subadvisor fees (b)	3,672	2,720	4,131	4,842	1,875
Stock-based compensation expense	3,104	6,910	3,051	4,356	4,001
Dealer manager fees and expenses	2,788	3,294	3,808	3,028	2,620
Property acquisition and other expenses (c)	1,000	73	18	—	(207)
Impairment charges	—	—	9,433	14,441	35,429
	127,991	134,882	144,564	136,472	160,697
Other Income and Expenses
Interest expense	(42,235)	(41,957)	(43,913)	(44,349)	(46,752)
Equity in earnings of equity method investments in the Managed Programs and real estate	15,728	15,774	16,476	16,803	16,429
Other income and (expenses)	(916)	516	(3,731)	5,101	426
	(27,423)	(25,667)	(31,168)	(22,445)	(29,897)
Income before income taxes and gain on sale of real estate	66,114	58,510	53,048	66,330	26,672
(Provision for) benefit from income taxes	(2,448)	1,305	(7,826)	(3,154)	8,217
Income before gain on sale of real estate	63,666	59,815	45,222	63,176	34,889
Gain on sale of real estate, net of tax	3,465	10	3,248	49,126	18,282
Net Income	67,131	59,825	48,470	112,302	53,171
Net income attributable to noncontrolling interests	(2,813)	(2,341)	(766)	(1,359)	(1,510)
Net Income Attributable to W. P. Carey	$64,318	$57,484	$47,704	$110,943	$51,661

Basic Earnings Per Share	$0.60	$0.53	$0.44	$1.03	$0.48
Diluted Earnings Per Share	$0.59	$0.53	$0.44	$1.03	$0.48
Weighted-Average Shares Outstanding
Basic	107,668,218	107,562,484	107,487,181	107,221,668	106,310,362
Diluted	107,783,204	107,764,279	107,715,965	107,468,029	106,530,036

Distributions Declared Per Share	$1.0000	$0.9950	$0.9900	$0.9850	$0.9800
________

(a)
Amount for the three months ended June 30, 2017 represents restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amount for the three months ended June 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global. Pursuant to the terms of the subadvisory agreement we have with the subadvisor in connection with CCIF, we pay a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2017

Statements of Income, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Revenues
Lease revenues	$158,255	$155,781	$157,105	$163,786	$167,328
Operating property revenues	8,223	6,980	7,071	8,524	8,270
Reimbursable tenant costs	5,322	5,221	6,201	6,537	6,391
Lease termination income and other	2,247	760	1,093	1,224	838
	174,047	168,742	171,470	180,071	182,827
Operating Expenses
Depreciation and amortization	61,989	61,522	61,717	61,740	65,457
Property expenses, excluding reimbursable tenant costs	10,530	10,110	10,956	10,193	10,510
General and administrative	7,803	8,274	8,938	7,453	8,656
Reimbursable tenant costs	5,322	5,221	6,201	6,537	6,391
Property acquisition and other expenses (a)	1,000	73	18	—	78
Stock-based compensation expense	899	1,954	908	1,572	907
Impairment charges	—	—	9,433	14,441	35,429
Restructuring and other compensation	—	—	—	—	(13)
	87,543	87,154	98,171	101,936	127,415
Other Income and Expenses
Interest expense	(42,235)	(41,957)	(43,913)	(44,349)	(46,752)
Equity in earnings of equity method investments in real estate (b)	3,721	2,072	3,343	3,230	3,198
Other income and (expenses)	(1,371)	40	(4,016)	3,244	662
	(39,885)	(39,845)	(44,586)	(37,875)	(42,892)
Income before income taxes and gain on sale of real estate	46,619	41,743	28,713	40,260	12,520
(Provision for) benefit from income taxes	(3,731)	(1,454)	(3,374)	(530)	9,410
Income before gain on sale of real estate	42,888	40,289	25,339	39,730	21,930
Gain on sale of real estate, net of tax	3,465	10	3,248	49,126	18,282
Net Income from Owned Real Estate	46,353	40,299	28,587	88,856	40,212
Net income attributable to noncontrolling interests	(2,813)	(2,341)	(766)	(1,359)	(1,510)
Net Income from Owned Real Estate Attributable to W. P. Carey (b)	$43,540	$37,958	$27,821	$87,497	$38,702

Basic Earnings Per Share (b)	$0.41	$0.35	$0.26	$0.81	$0.36
Diluted Earnings Per Share (b)	$0.40	$0.35	$0.26	$0.81	$0.36
Weighted-Average Shares Outstanding
Basic	107,668,218	107,562,484	107,487,181	107,221,668	106,310,362
Diluted	107,783,204	107,764,279	107,715,965	107,468,029	106,530,036
________

(a)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(b)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed REITs and CESH I is now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2017

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Revenues
Asset management revenue	$17,966	$17,367	$16,375	$15,978	$15,005
Structuring revenue	14,330	3,834	16,338	12,301	5,968
Reimbursable costs from affiliates	13,479	25,700	20,061	14,540	12,094
Dealer manager fees	1,000	3,325	2,623	1,835	1,372
Other advisory revenue	706	91	1,913	522	—
	47,481	50,317	57,310	45,176	34,439
Operating Expenses
Reimbursable costs from affiliates	13,479	25,700	20,061	14,540	12,094
General and administrative	9,726	10,150	15,292	8,280	12,295
Restructuring and other compensation (a)	7,718	—	—	—	465
Subadvisor fees (b)	3,672	2,720	4,131	4,842	1,875
Dealer manager fees and expenses	2,788	3,294	3,808	3,028	2,620
Stock-based compensation expense	2,205	4,956	2,143	2,784	3,094
Depreciation and amortization	860	908	958	1,062	1,124
Property acquisition and other expenses	—	—	—	—	(285)
	40,448	47,728	46,393	34,536	33,282
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs (c)	12,007	13,702	13,133	13,573	13,231
Other income and (expenses)	455	476	285	1,857	(236)
	12,462	14,178	13,418	15,430	12,995
Income before income taxes	19,495	16,767	24,335	26,070	14,152
Benefit from (provision for) income taxes	1,283	2,759	(4,452)	(2,624)	(1,193)
Net Income from Investment Management Attributable to W. P. Carey (c)	$20,778	$19,526	$19,883	$23,446	$12,959

Basic Earnings Per Share (c)	$0.19	$0.18	$0.18	$0.22	$0.12
Diluted Earnings Per Share (c)	$0.19	$0.18	$0.18	$0.22	$0.12
Weighted-Average Shares Outstanding
Basic	107,668,218	107,562,484	107,487,181	107,221,668	106,310,362
Diluted	107,783,204	107,764,279	107,715,965	107,468,029	106,530,036
________

(a)
Amount for the three months ended June 30, 2017 represents restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amount for the three months ended June 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global. Pursuant to the terms of the subadvisory agreement we have with the subadvisor in connection with CCIF, we pay a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed REITs and CESH I is now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2017

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Net income attributable to W. P. Carey	$64,318	$57,484	$47,704	$110,943	$51,661
Adjustments:
Depreciation and amortization of real property	61,636	61,182	61,373	61,396	65,096
Gain on sale of real estate, net	(3,465)	(10)	(3,248)	(49,126)	(18,282)
Impairment charges	—	—	9,433	14,441	35,429
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,562)	(2,541)	(3,184)	(3,254)	(2,662)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	833	2,717	1,059	1,354	1,331
Total adjustments	56,442	61,348	65,433	24,811	80,912
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	120,760	118,832	113,137	135,754	132,573
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,323	12,491	12,653	12,564	13,105
Restructuring and other compensation (b)	7,718	—	—	—	452
Other amortization and non-cash items (c) (d)	6,693	2,094	5,584	(4,897)	404
Stock-based compensation	3,104	6,910	3,051	4,356	4,001
Straight-line and other rent adjustments	(2,965)	(3,500)	(4,953)	(5,116)	(2,234)
Amortization of deferred financing costs (d)	2,542	1,400	926	1,007	541
(Gain) loss on extinguishment of debt	(2,443)	912	224	2,072	(112)
Tax benefit – deferred	(1,382)	(5,551)	(2,433)	(2,999)	(16,535)
Property acquisition and other expenses (e)	1,000	73	18	—	(207)
Realized (gains) losses on foreign currency	(378)	403	1,102	1,559	1,222

Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	1,978	550	2,810	261	(841)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(513)	(376)	(595)	(90)	(131)
Total adjustments	27,677	15,406	18,387	8,717	(335)
AFFO Attributable to W. P. Carey (a)	$148,437	$134,238	$131,524	$144,471	$132,238

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$120,760	$118,832	$113,137	$135,754	$132,573
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$1.12	$1.10	$1.05	$1.26	$1.24
AFFO attributable to W. P. Carey (a)	$148,437	$134,238	$131,524	$144,471	$132,238
AFFO attributable to W. P. Carey per diluted share (a)	$1.38	$1.25	$1.22	$1.34	$1.24
Diluted weighted-average shares outstanding	107,783,204	107,764,279	107,715,965	107,468,029	106,530,036
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)
Amount for the three months ended June 30, 2017 represents restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amount for the three months ended June 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(c)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(d)
Effective July 1, 2016, the amortization of debt premiums and discounts, which was previously included in Other amortization and non-cash items, is included in Amortization of deferred financing costs. Prior periods have been revised to reflect this change. Amortization of debt premiums and discounts for the three months ended June 30, 2016 was $0.8 million.

(e)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Second Quarter 2017

FFO and AFFO, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Net income from Owned Real Estate attributable to W. P. Carey (a)	$43,540	$37,958	$27,821	$87,497	$38,702
Adjustments:
Depreciation and amortization of real property	61,636	61,182	61,373	61,396	65,096
Gain on sale of real estate, net	(3,465)	(10)	(3,248)	(49,126)	(18,282)
Impairment charges	—	—	9,433	14,441	35,429
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,562)	(2,541)	(3,184)	(3,254)	(2,662)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	833	2,717	1,059	1,354	1,331
Total adjustments	56,442	61,348	65,433	24,811	80,912
FFO Attributable to W. P. Carey (as defined by NAREIT) - Owned Real Estate (a) (b)	99,982	99,306	93,254	112,308	119,614
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,323	12,491	12,653	12,564	13,105
Other amortization and non-cash items (c) (d)	7,038	2,009	5,698	(4,356)	15
Straight-line and other rent adjustments	(2,965)	(3,500)	(4,953)	(5,116)	(2,234)
Amortization of deferred financing costs (d)	2,542	1,400	926	1,007	541
(Gain) loss on extinguishment of debt	(2,443)	912	224	2,072	(112)
Property acquisition and other expenses (e)	1,000	73	18	—	78
Stock-based compensation	899	1,954	908	1,572	907
Realized (gains) losses on foreign currency	(382)	395	1,136	1,559	1,204
Tax expense (benefit) – deferred	33	(2,460)	2,273	(3,387)	(14,826)
Restructuring and other compensation	—	—	—	—	(13)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO (a)	(92)	(434)	(189)	(103)	(145)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(513)	(376)	(595)	(90)	(131)
Total adjustments	17,440	12,464	18,099	5,722	(1,611)
AFFO Attributable to W. P. Carey - Owned Real Estate (a) (b)	$117,422	$111,770	$111,353	$118,030	$118,003

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) - Owned Real Estate (a) (b)	$99,982	$99,306	$93,254	$112,308	$119,614
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share - Owned Real Estate (a) (b)	$0.93	$0.92	$0.87	$1.04	$1.12
AFFO attributable to W. P. Carey - Owned Real Estate (a) (b)	$117,422	$111,770	$111,353	$118,030	$118,003
AFFO attributable to W. P. Carey per diluted share - Owned Real Estate (a) (b)	$1.09	$1.04	$1.03	$1.10	$1.11
Diluted weighted-average shares outstanding	107,783,204	107,764,279	107,715,965	107,468,029	106,530,036
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed REITs and CESH I is now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(d)
Effective July 1, 2016, the amortization of debt premiums and discounts, which was previously included in Other amortization and non-cash items, is included in Amortization of deferred financing costs. Prior periods have been revised to reflect this change. Amortization of debt premiums and discounts for the three months ended June 30, 2016 was $0.8 million.

(e)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Second Quarter 2017

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Net income from Investment Management attributable to W. P. Carey (a)	$20,778	$19,526	$19,883	$23,446	$12,959
FFO Attributable to W. P. Carey (as defined by NAREIT) - Investment Management (a) (b)	20,778	19,526	19,883	23,446	12,959
Adjustments:
Restructuring and other compensation (c)	7,718	—	—	—	465
Stock-based compensation	2,205	4,956	2,143	2,784	3,094
Tax (benefit) expense – deferred	(1,415)	(3,091)	(4,706)	388	(1,709)
Other amortization and non-cash items (d)	(345)	85	(114)	(541)	389
Realized losses (gains) on foreign currency	4	8	(34)	—	18
Property acquisition and other expenses	—	—	—	—	(285)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO (a)	2,070	984	2,999	364	(696)
Total adjustments	10,237	2,942	288	2,995	1,276
AFFO Attributable to W. P. Carey - Investment Management (a) (b)	$31,015	$22,468	$20,171	$26,441	$14,235

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) - Investment Management (a) (b)	$20,778	$19,526	$19,883	$23,446	$12,959
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share - Investment Management (a) (b)	$0.19	$0.18	$0.18	$0.22	$0.12
AFFO attributable to W. P. Carey - Investment Management (a) (b)	$31,015	$22,468	$20,171	$26,441	$14,235
AFFO attributable to W. P. Carey per diluted share - Investment Management (a) (b)	$0.29	$0.21	$0.19	$0.24	$0.13
Diluted weighted-average shares outstanding	107,783,204	107,764,279	107,715,965	107,468,029	106,530,036
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed REITs and CESH I is now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended June 30, 2017 represents restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amount for the three months ended June 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(d)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Second Quarter 2017

Elements of Pro Rata Consolidated Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2017.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Owned Real Estate:
Lease revenues	$4,747	$(5,765)	$8,769	(c)
Operating property revenues:
Hotel revenues	—	—	—
Reimbursable tenant costs	22	(99)	—
Lease termination income and other	—	(1)	(5)

Investment Management:
Asset management revenue	—	—	—
Structuring revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Dealer manager fees	—	—	—
Other advisory revenue	—	—	—

Operating Expenses
Depreciation and amortization	339	(2,569)	(59,440)	(d)
General and administrative	—	17	—
Reimbursable tenant and affiliate costs	23	(100)	—
Property expenses, excluding reimbursable tenant costs:
Hotel expenses	—	—	—
Non-reimbursable property expenses	8	(28)	215	(e)
Restructuring and other compensation	—	—	(7,718)	(f)
Subadvisor fees (g)	—	—	—
Stock-based compensation expense	—	—	(3,104)	(e)
Dealer manager fees and expenses	—	—	—
Property acquisition and other expenses	—	—	(1,000)	(h)

Other Income and Expenses
Interest expense	(497)	298	2,473	(i)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs (j)	—	(309)	—
Joint ventures	(3,891)	(1)	495	(k)
Income related to our ownership in the Managed Programs	—	—	2,070	(l)
Other income and (expenses)	1	100	4,217	(m)

Provision for income taxes	(12)	284	(1,482)	(n)
Gain on sale of real estate, net of tax	—	—	(3,465)
Net income attributable to noncontrolling interests	—	2,813	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)
For the three months ended June 30, 2017, represents the reversal of amortization of above- or below-market lease intangibles of $11.8 million and the elimination of non-cash amounts related to straight-line rent and other of $3.0 million.

(d)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(e)	Adjustment to exclude a non-cash item.

(f)	Adjustment to exclude restructuring expenses resulting from our exit of all non-traded retail fundraising activities.

(g)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global. Pursuant to the terms of the subadvisory agreement we have with the subadvisor in connection with CCIF, we pay a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(h)	Adjustment to exclude an accrual for estimated one-time legal settlement expenses.

(i)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Second Quarter 2017

(j)	Amount includes 100% of CWI 2 general operating partnership distribution, including less than $0.1 million paid to subadvisors.

(k)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(l)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(m)	Represents eliminations of gains (losses) related to the extinguishment of debt, foreign currency, unrealized gains (losses) on derivatives and other items.

(n)	Represents primarily the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Second Quarter 2017

Capital Expenditures
In thousands. For the three months ended June 30, 2017.

Tenant Improvements and Leasing Costs
Tenant improvements	$2,646
Leasing costs	2,510
Tenant Improvements and Leasing Costs	5,156

Maintenance Capital Expenditures
Net-lease properties	606
Operating properties	119
Maintenance Capital Expenditures	725

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$5,881

Non-maintenance Capital Expenditures
Build-to-suits, redevelopments and expansions	$10,791
Other non-maintenance capital expenditures	—
Total: Non-maintenance Capital Expenditures	$10,791

Build-to-Suits, Redevelopments and Expansions (a) (b) (c)
Dollars in thousands.

		Property Type	Actual Completion	Estimated New Square Footage	Lease Term (Years)	Funded During Three Months Ended Jun. 30, 2017	Total Funded Through Jun. 30, 2017	Maximum Commitment
Tenant	Location							Remaining	Total
Completed
1Q17
Leipold	Windsor, CT	Industrial	1Q17	22,704	20	$—	$3,302	$—	$3,302
1Q17 Total						—	3,302	—	3,302
2Q17
Nord Anglia (d) (e) (f)	Coconut Creek, FL	Education Facility	2Q17	40,000	25	1,118	17,764	—	17,764
Inghams (d) (e)	Monarto South, Australia	Industrial	2Q17	386,705	18	5,057	15,082	—	15,082
Gestamp (g)	McCalla, AL	Industrial	2Q17	178,000	20	4,616	20,676	800	21,476
2Q17 Total						10,791	53,522	800	54,322
Year-to-Date Total						$10,791	$56,824	$800	$57,624
________

(a)	This schedule includes future estimates for which we can give no assurance as to timing or amounts.

(b)	Funding amounts exclude land acquisition costs and capitalized construction interest.

(c)	Excludes two projects for which we have accrued costs but not funded.

(d)	Project is fully funded and generating rent.

(e)	Total maximum commitment equals total funded through period end.

(f)	We earned interest from this tenant, which was accrued throughout the construction period and deducted from the remaining commitment.

(g)	Asset is fully constructed, with tenant occupying space and paying rent.

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2017

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2017

Consolidated Balance Sheets
In thousands.

	Jun. 30, 2017	Dec. 31, 2016
Assets
Investments in real estate:
Real estate	$5,276,976	$5,204,126
Operating real estate	81,902	81,711
Net investments in direct financing leases	708,997	684,059
In-place lease and other intangible assets	1,199,289	1,172,238
Above-market rent intangible assets	639,654	632,383
Assets held for sale (a)	32,470	26,247
Investments in real estate	7,939,288	7,800,764
Accumulated depreciation and amortization (b)	(1,174,374)	(1,018,864)
Net investments in real estate	6,764,914	6,781,900
Equity investments in the Managed Programs and real estate (c)	330,540	298,893
Cash and cash equivalents	171,587	155,482
Due from affiliates	129,337	299,610
Other assets, net	280,110	282,149
Goodwill	640,761	635,920
Total assets	$8,317,249	$8,453,954

Liabilities and Equity
Debt:
Unsecured senior notes, net	$2,415,400	$1,807,200
Unsecured term loans, net	369,300	249,978
Unsecured revolving credit facility	165,501	676,715
Non-recourse mortgages, net	1,314,463	1,706,921
Debt, net	4,264,664	4,440,814
Accounts payable, accrued expenses and other liabilities	281,415	266,917
Below-market rent and other intangible liabilities, net	118,736	122,203
Deferred income taxes	86,593	90,825
Distributions payable	108,638	107,090
Total liabilities	4,860,046	5,027,849
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 106,866,623 and 106,294,162 shares, respectively, issued and outstanding	107	106
Additional paid-in capital	4,423,841	4,399,961
Distributions in excess of accumulated earnings	(989,384)	(894,137)
Deferred compensation obligation	46,711	50,222
Accumulated other comprehensive loss	(243,648)	(254,485)
Total stockholders' equity	3,237,627	3,301,667
Noncontrolling interests	218,611	123,473
Total equity	3,456,238	3,425,140
Total liabilities and equity	$8,317,249	$8,453,954
________

(a)
At June 30, 2017, we had three properties classified as Assets held for sale. At December 31, 2016, we had one property classified as Assets held for sale, which was sold during the six months ended June 30, 2017.

(b)
Includes $552.4 million and $484.4 million of real estate asset depreciation as of June 30, 2017 and December 31, 2016, respectively, and $622.0 million and $534.4 million of lease intangible amortization as of June 30, 2017 and December 31, 2016, respectively.

(c)
Our equity investments in the Managed Programs totaled $191.3 million and $160.8 million as of June 30, 2017 and December 31, 2016, respectively. Our equity investments in real estate joint ventures totaled $139.2 million and $138.1 million as of June 30, 2017 and December 31, 2016, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2017

Capitalization
In thousands, except share and per share amounts. As of June 30, 2017.

Description	Shares	Share Price	Market Value
Equity
Common equity	106,866,623	$66.01	$7,054,266
Preferred equity			—
Total Equity Market Capitalization			7,054,266

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,336,437
Unsecured term loans			370,890
Unsecured revolving credit facility			165,501
Unsecured senior notes:
Due January 20, 2023			570,600
Due July 19, 2024			570,600
Due April 1, 2024			500,000
Due February 1, 2025			450,000
Due October 1, 2026			350,000
Total Pro Rata Debt			4,314,028

Total Capitalization			$11,368,294
________

(a)	Excludes unamortized deferred financing costs totaling $17.2 million and unamortized discount, net totaling $13.1 million as of June 30, 2017.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2017

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2017.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (b) (c) (in USD)	% of Total	Weigh-ted -Avg. Interest Rate	Weigh-ted -Avg. Maturity (Years)
Non-Recourse Debt
Fixed	$869,750	5.7%	$142,894	4.7%	$22,967	6.2%	$1,035,611	24.0%	5.6%	4.5
Variable:
Floating	46,130	3.0%	114,960	0.9%	4,353	5.4%	165,443	3.9%	1.6%	1.3
Swapped	108,832	5.0%	8,722	6.2%	—	—%	117,554	2.7%	5.1%	3.2
Capped	—	—%	17,829	3.3%	—	—%	17,829	0.4%	3.3%	4.1
Total Pro Rata Non-Recourse Debt	1,024,712	5.5%	284,405	3.1%	27,320	6.1%	1,336,437	31.0%	5.0%	4.0

Recourse Debt
Fixed – Unsecured senior notes:
Due January 20, 2023	—	—%	570,600	2.0%	—	—%	570,600	13.2%	2.0%	5.6
Due July 19, 2024	—	—%	570,600	2.3%	—	—%	570,600	13.2%	2.3%	7.1
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	11.6%	4.6%	6.8
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	10.5%	4.0%	9.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	8.1%	4.3%	7.6
Total Unsecured Senior Notes	1,300,000	4.3%	1,141,200	2.1%	—	—%	2,441,200	56.6%	3.3%	7.1
Variable:
Unsecured term loans (due February 22, 2022) (d)	—	—%	370,890	1.1%	—	—%	370,890	8.6%	1.1%	4.7
Unsecured revolving credit facility (due February 22, 2021) (e)	58,000	2.1%	107,501	1.0%	—	—%	165,501	3.8%	1.4%	3.7
Total Recourse Debt	1,358,000	4.2%	1,619,591	1.8%	—		2,977,591	69.0%	2.9%	6.6

Total Pro Rata Debt Outstanding (a)	$2,382,712		$1,903,996		$27,320		$4,314,028	100.0%	3.6%	5.8
________

(a)	Other currencies include debt denominated in Canadian dollar, British pound sterling, Japanese yen, Malaysian ringgit and Thai baht.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized deferred financing costs totaling $17.2 million and unamortized discount, net totaling $13.1 million as of June 30, 2017.

(d)	We incurred interest at the Euro Interbank Offered Rate (EURIBOR) plus 1.10% on our Unsecured term loans.

(e)
Based on the applicable currency, we incurred interest at the London Interbank Offered Rate (LIBOR) or EURIBOR plus 1.00% on our Unsecured revolving credit facility. Availability under our Unsecured revolving credit facility was $1.3 billion as of June 30, 2017.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2017

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2017.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	Percent of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2017	8	$7,860	5.7%	$75,330	$76,225	1.8%
2018	34	40,531	3.7%	224,623	231,108	5.3%
2019	11	17,379	6.1%	51,450	58,835	1.4%
2020	23	48,134	4.8%	223,109	258,379	6.0%
2021	14	25,079	5.5%	106,731	125,796	2.9%
2022	30	42,486	5.1%	202,097	241,218	5.6%
2023	26	36,862	5.2%	91,087	145,508	3.4%
2024	22	20,509	5.9%	3,444	59,362	1.4%
2025	13	14,302	4.9%	48,427	84,470	2.0%
2026	7	9,921	6.6%	18,992	44,406	1.0%
2027	1	2,423	5.8%	—	11,130	0.2%
Total Pro Rata Non-Recourse Debt	189	$265,486	5.0%	$1,045,290	1,336,437	31.0%

Recourse Debt
Unsecured senior notes:
Due January 20, 2023			2.0%		570,600
Due July 19, 2024			2.3%		570,600
Due April 1, 2024			4.6%		500,000
Due February 1, 2025			4.0%		450,000
Due October 1, 2026			4.3%		350,000
Total Unsecured senior notes			3.3%		2,441,200	56.6%
Unsecured term loans (due February 22, 2022) (d)			1.1%		370,890	8.6%
Unsecured revolving credit facility (due February 22, 2021) (e)			1.4%		165,501	3.8%
Total Recourse Debt			2.9%		2,977,591	69.0%

Total Pro Rata Debt Outstanding			3.6%		$4,314,028	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized deferred financing costs totaling $17.2 million and unamortized discount, net totaling $13.1 million as of June 30, 2017.

(d)	We incurred interest at EURIBOR plus 1.10% on our Unsecured term loans.

(e)
Based on the applicable currency, we incurred interest at LIBOR or EURIBOR plus 1.00% on our Unsecured revolving credit facility. Availability under our Unsecured revolving credit facility was $1.3 billion as of June 30, 2017.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2017

Unsecured Senior Notes
As of June 30, 2017.

Ratings

	Issuer / Corporate		Unsecured Senior Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Unsecured Senior Note Covenants

The following is a summary of the key financial covenants for the Unsecured Senior Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Unsecured Senior Notes.

Covenant	Metric	Required	As of June 30, 2017
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	45.3%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	13.9%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	188.3%

Investing for the long runTM | 20

W. P. Carey Inc.
Owned Real Estate
Second Quarter 2017

Investing for the long runTM | 21

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Investment Activity – Acquisitions and Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2017.

Acquisitions and Construction Projects Tenant / Lease Guarantor	Property Location(s)	Purchase Price	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Constructed Properties Upon Purchase
1Q17 (N/A)

2Q17
Griffith Foods Group Inc. (a)	Chicago, IL	$6,000	Jun-17	Industrial	84,174
2Q17 Total		6,000			84,174

Year-to-Date Total		$6,000			84.174

Completed Build-to-Suit, Redevelopment and Expansion Properties
1Q17
Leipold	Windsor, CT	3,302	Mar-17	Industrial	22,704
1Q17 Total		3,302			22,704

2Q17
Nord Anglia	Coconut Creek, FL	17,764	Apr-17	Education Facility	40,000
Inghams (b)	Monarto South, Australia	15,082	May-17	Industrial	386,705
Gestamp	McCalla, AL	21,476	May-17	Industrial	178,000
2Q17 Total		54,322			604,705

Year-to-Date Total		$57,624			627,409

Year-to-Date Total Acquisitions and Construction Projects		$63,624			711,583

Dispositions Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q17
Vacant (2 properties) (b) (c)	Espoo, Finland	$28,122	Jan-17	Office	466,483
DuraFiber Technologies (b)	Bad Hersfeld, Germany	24,083	Jan-17	Industrial, Office, Warehouse	858,958
Vacant (b)	Doncaster, United Kingdom	626	Feb-17	Land	N/A
1Q17 Total		52,831			1,325,441

2Q17
Vacant	Houston, TX	1,375	May-17	Warehouse	25,125
Vacant	Glendale Heights, IL	2,125	May-17	Office	35,455
Bouygues Telecom and Grand-Est International Campus (b)	Illkirch-Graffenstaden, France	5,150	May-17	Office	72,163
Pendragon PLC (2 properties) (b)	Doncaster and Newport, United Kingdom	11,478	Jun-17	Retail	34,429
2Q17 Total		20,128			167,172

Year-to-Date Total Dispositions		$72,959			1,492,613
________

(a)	We also committed to fund an additional $3.6 million of building improvements.

(b)	Amount reflects the applicable exchange rate on the date of the transaction.

(c)
In January 2017, we transferred ownership of these properties and the related non-recourse mortgage loan to the mortgage lender. Amount represents the carrying value of the mortgage loan on date of transfer, less cash held in escrow that was retained by the mortgage lender.

Investing for the long runTM | 22

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Joint Ventures
Dollars in thousands. As of June 30, 2017.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Wanbishi Archives Co. Ltd. (e)	CPA®:17 – Global	3.00%	$23,226	$2,725	$697	$82
Jumbo Logistiek Vastgoed B.V. (e)	CPA®:17 – Global	15.00%	73,616	14,028	11,042	2,104
ALSO Actebis GmbH (e)	CPA®:17 – Global	30.00%	—	3,732	—	1,120
Wagon Automotive GmbH (e)	CPA®:17 – Global	33.33%	—	3,250	—	1,083
Frontier Spinning Mills, Inc.	CPA®:17 – Global	40.00%	—	5,237	—	2,095
The New York Times Company	CPA®:17 – Global	45.00%	102,511	27,247	46,130	12,261
Total Unconsolidated Joint Ventures			199,353	56,219	57,869	18,745

Consolidated Joint Ventures
Berry Global Inc. (f)	CPA®:17 – Global	50.00%	23,774	7,426	11,887	3,713
Tesco Global Aruhazak Zrt. (e)	CPA®:17 – Global	51.00%	34,959	6,488	17,829	3,309
Dick’s Sporting Goods, Inc. (f)	CPA®:17 – Global	55.10%	19,190	3,559	10,574	1,961
Hellweg Die Profi-Baumärkte GmbH & Co. KG (e) (f)	CPA®:17 – Global	63.48%	—	32,465	—	20,609
Eroski Sociedad Cooperativa (e)	CPA®:17 – Global	70.00%	—	2,319	—	1,623
U-Haul Moving Partners, Inc. and Mercury Partners, LP	CPA®:17 – Global	88.46%	—	36,008	—	31,853
McCoy-Rockford, Inc.	Third party	90.00%	3,515	857	3,163	771
Total Consolidated Joint Ventures			81,438	89,122	43,453	63,839
Total Unconsolidated and Consolidated Joint Ventures			$280,791	$145,341	$101,322	$82,584
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.9 million and unamortized premium, net totaling $0.4 million as of June 30, 2017.

(c)	Excludes unamortized deferred financing costs totaling $0.3 million and unamortized premium, net totaling $0.2 million as of June 30, 2017.

(d)	Excludes a preferred equity position in a jointly owned investment, Beach House JV, LLC, which did not have debt outstanding or ABR as of June 30, 2017.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)	Excludes certain properties leased to the tenants that we consolidate and in which we have a 100% ownership interest.

Investing for the long runTM | 23

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2017.

Tenant / Lease Guarantor	Property Type	Tenant Industry	Location	Number of Properties	ABR	ABR Percent	Weighted-Average Remaining Lease Term (Years)
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Retail	Retail Stores	Germany	53	$35,054	5.2%	12.7
U-Haul Moving Partners Inc. and Mercury Partners, LP	Self Storage	Cargo Transportation, Consumer Services	United States	78	31,853	4.7%	6.8
State of Andalucia (a)	Office	Sovereign and Public Finance	Spain	70	27,750	4.1%	17.5
Pendragon PLC (a)	Retail	Retail Stores, Consumer Services	United Kingdom	71	21,088	3.2%	12.8
Marriott Corporation	Hotel	Hotel, Gaming and Leisure	United States	18	20,065	3.0%	6.4
Forterra Building Products (a) (b)	Industrial	Construction and Building	United States and Canada	49	17,414	2.6%	18.8
OBI Group (a)	Office, Retail	Retail Stores	Poland	18	15,751	2.4%	6.9
True Value Company	Warehouse	Retail Stores	United States	7	15,680	2.3%	5.5
UTI Holdings, Inc.	Education Facility	Consumer Services	United States	5	14,359	2.1%	4.7
ABC Group Inc. (c)	Industrial, Office, Warehouse	Automotive	Canada, Mexico and United States	14	13,771	2.1%	19.4
Total (d)				383	$212,785	31.7%	11.3
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 49 properties leased to Forterra Building Products, 44 are located in the United States and five are located in Canada.

(c)
Of the 14 properties leased to ABC Group Inc., six are located in Canada, four are located in Mexico and four are located in the United States, subject to three master leases all denominated in U.S. dollars.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 24

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent
U.S.
Industrial	$139,098	20.7%	28,352	32.7%	$72,967	18.0%	15,771	28.9%
Office	104,134	15.5%	6,283	7.3%	39,750	9.8%	2,854	5.2%
Retail	27,291	4.1%	2,211	2.6%	15,593	3.8%	1,350	2.5%
Warehouse	72,678	10.8%	14,505	16.7%	33,673	8.3%	7,062	12.9%
Self Storage	31,853	4.7%	3,535	4.1%	31,853	7.9%	3,535	6.5%
Other (c)	68,159	10.2%	4,345	5.0%	30,527	7.5%	1,827	3.3%
U.S. Total	443,213	66.0%	59,231	68.4%	224,363	55.3%	32,399	59.3%

International
Industrial	62,204	9.3%	11,293	13.0%	58,839	14.5%	10,693	19.6%
Office	62,788	9.3%	4,754	5.5%	46,711	11.5%	3,891	7.1%
Retail	80,677	12.0%	7,579	8.7%	65,085	16.0%	5,773	10.6%
Warehouse	22,533	3.4%	3,791	4.4%	10,931	2.7%	1,862	3.4%
Self Storage	—	—%	—	—%	—	—%	—	—%
Other	—	—%	—	—%	—	—%	—	—%
International Total	228,202	34.0%	27,417	31.6%	181,566	44.7%	22,219	40.7%

Total
Industrial	201,302	30.0%	39,645	45.7%	131,806	32.5%	26,464	48.5%
Office	166,922	24.8%	11,037	12.8%	86,461	21.3%	6,745	12.3%
Retail	107,968	16.1%	9,790	11.3%	80,678	19.8%	7,123	13.1%
Warehouse	95,211	14.2%	18,296	21.1%	44,604	11.0%	8,924	16.3%
Self Storage	31,853	4.7%	3,535	4.1%	31,853	7.9%	3,535	6.5%
Other (c)	68,159	10.2%	4,345	5.0%	30,527	7.5%	1,827	3.3%
Total (d)	$671,415	100.0%	86,648	100.0%	$405,929	100.0%	54,618	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 25

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Retail Stores (b)	$116,248	17.3%	14,927	17.2%	$68,499	16.9%	7,340	13.4%
Consumer Services	70,568	10.5%	5,604	6.5%	53,786	13.3%	4,345	8.0%
Automotive	53,777	8.0%	8,864	10.2%	46,559	11.5%	7,617	13.9%
Sovereign and Public Finance	41,249	6.1%	3,408	3.9%	31,293	7.7%	3,000	5.5%
Construction and Building	36,443	5.4%	8,142	9.4%	25,016	6.2%	6,170	11.3%
Hotel, Gaming and Leisure	35,001	5.2%	2,254	2.6%	14,228	3.5%	995	1.8%
Beverage, Food and Tobacco	30,913	4.6%	6,876	7.9%	24,066	5.9%	6,085	11.1%
Cargo Transportation	28,487	4.3%	3,860	4.4%	22,090	5.4%	3,423	6.3%
Healthcare and Pharmaceuticals	27,959	4.2%	1,988	2.3%	9,969	2.4%	750	1.4%
Media: Advertising, Printing and Publishing	27,954	4.2%	1,694	2.0%	5,787	1.4%	655	1.2%
Containers, Packaging and Glass	26,994	4.0%	5,325	6.1%	7,734	1.9%	1,556	2.8%
High Tech Industries	26,399	3.9%	2,449	2.8%	16,262	4.0%	1,397	2.6%
Capital Equipment	24,107	3.6%	4,037	4.7%	18,194	4.5%	2,800	5.1%
Wholesale	14,743	2.2%	2,946	3.4%	4,455	1.1%	881	1.6%
Business Services	14,175	2.1%	1,730	2.0%	9,937	2.4%	1,468	2.7%
Durable Consumer Goods	11,201	1.7%	2,485	2.9%	1,362	0.3%	370	0.7%
Grocery	11,071	1.7%	1,260	1.5%	4,869	1.2%	421	0.8%
Aerospace and Defense	10,804	1.6%	1,183	1.4%	6,759	1.7%	857	1.6%
Chemicals, Plastics and Rubber	9,269	1.4%	1,108	1.3%	1,911	0.5%	245	0.4%
Metals and Mining	9,073	1.4%	1,341	1.5%	3,474	0.9%	772	1.4%
Oil and Gas	8,314	1.2%	368	0.4%	8,314	2.0%	367	0.7%
Non-Durable Consumer Goods	7,966	1.2%	1,883	2.2%	5,783	1.4%	1,355	2.5%
Banking	7,488	1.1%	596	0.7%	—	—%	—	—%
Telecommunications	7,008	1.0%	418	0.5%	3,155	0.8%	167	0.3%
Other (c)	14,204	2.1%	1,902	2.2%	12,427	3.1%	1,582	2.9%
Total (d)	$671,415	100.0%	86,648	100.0%	$405,929	100.0%	54,618	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: insurance, electricity, media: broadcasting and subscription, forest products and paper and environmental industries. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent
U.S.
South
Texas	$56,316	8.4%	8,192	9.5%	$31,038	7.6%	5,010	9.2%
Florida	29,373	4.4%	2,657	3.1%	26,239	6.5%	2,401	4.4%
Georgia	20,553	3.1%	3,293	3.8%	12,235	3.0%	2,101	3.8%
Tennessee	15,552	2.3%	2,306	2.6%	5,226	1.3%	1,205	2.2%
Other (c)	9,826	1.5%	1,987	2.3%	9,177	2.3%	1,828	3.3%
Total South	131,620	19.7%	18,435	21.3%	83,915	20.7%	12,545	22.9%

East
North Carolina	19,812	3.0%	4,518	5.2%	12,887	3.2%	3,238	5.9%
Pennsylvania	18,638	2.8%	2,525	2.9%	7,473	1.8%	1,477	2.7%
New Jersey	18,539	2.8%	1,097	1.3%	8,312	2.1%	601	1.1%
New York	18,244	2.7%	1,178	1.3%	758	0.2%	66	0.1%
Massachusetts	15,101	2.2%	1,390	1.6%	11,064	2.7%	1,163	2.1%
Virginia	8,048	1.2%	1,093	1.3%	5,793	1.4%	497	0.9%
Connecticut	6,757	1.0%	1,135	1.3%	1,941	0.5%	251	0.5%
Other (c)	17,692	2.6%	3,782	4.4%	5,785	1.4%	1,324	2.4%
Total East	122,831	18.3%	16,718	19.3%	54,013	13.3%	8,617	15.7%

West
California	42,412	6.3%	3,303	3.8%	12,761	3.1%	1,342	2.4%
Arizona	26,731	4.0%	3,049	3.5%	8,358	2.1%	685	1.3%
Colorado	10,815	1.6%	1,268	1.5%	6,175	1.5%	509	0.9%
Utah	6,858	1.0%	920	1.1%	2,700	0.7%	477	0.9%
Other (c)	19,541	2.9%	2,322	2.7%	13,800	3.4%	1,483	2.7%
Total West	106,357	15.8%	10,862	12.6%	43,794	10.8%	4,496	8.2%

Midwest
Illinois	21,642	3.2%	3,295	3.8%	8,069	2.0%	1,727	3.2%
Michigan	12,171	1.8%	1,396	1.6%	12,171	3.0%	1,396	2.6%
Indiana	9,329	1.4%	1,418	1.6%	3,205	0.8%	433	0.8%
Ohio	8,547	1.3%	1,911	2.2%	4,581	1.1%	1,048	1.9%
Minnesota	6,932	1.0%	811	0.9%	4,239	1.0%	415	0.8%
Other (c)	23,784	3.5%	4,385	5.1%	10,376	2.6%	1,722	3.2%
Total Midwest	82,405	12.2%	13,216	15.2%	42,641	10.5%	6,741	12.5%
U.S. Total	443,213	66.0%	59,231	68.4%	224,363	55.3%	32,399	59.3%

International
Germany	58,288	8.7%	6,272	7.2%	54,995	13.5%	6,060	11.1%
United Kingdom	32,800	4.9%	2,534	2.9%	30,806	7.6%	2,321	4.2%
Spain	29,373	4.4%	2,927	3.4%	29,373	7.2%	2,927	5.3%
Poland	17,687	2.6%	2,189	2.5%	1,936	0.5%	362	0.7%
The Netherlands	14,829	2.2%	2,233	2.6%	11,703	2.9%	1,792	3.3%
France	13,899	2.1%	1,266	1.5%	6,234	1.5%	1,025	1.9%
Finland	12,567	1.9%	1,121	1.3%	7,197	1.8%	641	1.2%
Canada	12,456	1.8%	2,196	2.5%	12,456	3.1%	2,196	4.0%
Australia	12,272	1.8%	3,272	3.8%	12,272	3.0%	3,272	6.0%
Other (d)	24,031	3.6%	3,407	3.9%	14,594	3.6%	1,623	3.0%
International Total	228,202	34.0%	27,417	31.6%	181,566	44.7%	22,219	40.7%
Total (e)	$671,415	100.0%	86,648	100.0%	$405,929	100.0%	54,618	100.0%
________

Investing for the long runTM | 27

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Louisiana, Alabama, Arkansas, Mississippi and Oklahoma. Other properties within East include assets in Kentucky, South Carolina, Maryland, New Hampshire and West Virginia. Other properties within West include assets in Washington, Nevada, Oregon, New Mexico, Wyoming, Alaska and Montana. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Wisconsin, Iowa, South Dakota and North Dakota.

(d)	Includes assets in Norway, Hungary, Austria, Thailand, Mexico, Sweden, Belgium, Malaysia and Japan.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
(Uncapped) CPI	$284,138	42.3%	34,848	40.2%	$185,309	45.7%	21,910	40.1%
CPI-based	175,626	26.1%	23,777	27.4%	106,543	26.2%	15,977	29.3%
Fixed	174,237	26.0%	24,414	28.2%	97,063	23.9%	14,713	26.9%
Other (b)	28,231	4.2%	1,981	2.3%	12,131	3.0%	945	1.7%
None	9,183	1.4%	1,045	1.2%	4,883	1.2%	690	1.3%
Vacant	—	—%	583	0.7%	—	—%	383	0.7%
Total (c)	$671,415	100.0%	86,648	100.0%	$405,929	100.0%	54,618	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from June 30, 2016 to June 30, 2017. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2017.

	ABR			Percent
Property Type	As of June 30, 2017	As of June 30, 2016	Increase	Increase
Industrial	$178,628	$176,435	$2,193	1.2%
Office	163,462	161,135	2,327	1.4%
Retail	106,156	104,982	1,174	1.1%
Warehouse	89,596	87,765	1,831	2.1%
Self Storage	31,853	31,853	—	—%
Other (a)	58,787	57,808	979	1.7%
Total	$628,482	$619,978	$8,504	1.4%

Rent Adjustment Measure
(Uncapped) CPI	$275,198	$272,558	$2,640	1.0%
CPI-based	156,742	154,707	2,035	1.3%
Fixed	161,822	158,023	3,799	2.4%
Other (b)	28,231	28,201	30	0.1%
None	6,489	6,489	—	—%
Total	$628,482	$619,978	$8,504	1.4%

Geography
U.S.	$414,287	$407,972	$6,315	1.5%
Europe	195,641	193,671	1,970	1.0%
Other International (c)	18,554	18,335	219	1.2%
Total	$628,482	$619,978	$8,504	1.4%

Same Store Portfolio Summary
Number of properties	852
Square footage (in thousands)	79,131
________

(a)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(b)	Represents leases attributable to percentage rent.

(c)	Includes assets in Norway, Hungary, Austria, Thailand, Mexico, Sweden, Belgium, Malaysia and Japan.

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W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Leasing Activity
For the three months ended June 30, 2017, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements/Leasing Commissions ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($’000s)	New Lease ($'000s) (a)	Releasing Spread		Incremental Lease Term
Industrial	1,142,594	4	$4,857	$4,818	(0.8)%	$3,881	9.9 years
Office	118,578	2	1,174	1,225	4.4%	160	3.7 years
Retail	116,088	5	3,254	3,254	—%	—	10 years
Warehouse	75,000	1	203	203	—%	26	5 years
Self Storage	—	—	—	—	—%	—	N/A
Other	—	—	—	—	—%	—	N/A
Total / Weighted Average (b)	1,452,260	12	$9,488	$9,500	0.1%	$4,067	9.0 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			1.4%

New Leases				Expected Tenant Improvements/Leasing Commissions ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($'000s) (a)		New Lease Term
Industrial	—	—	$—	$—	N/A
Office	111,357	1	2,784	4,600	10 years
Retail	4,500	1	220	564	10 years
Warehouse	139,920	1	630	1,669	15.3 years
Self Storage	—	—	—	—	N/A
Other	—	—	—	—	N/A
Total / Weighted Average (c)	255,777	3	$3,634	$6,833	10.9 years
________

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

(c)	Weighted average refers to the new lease term.

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W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2017.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Remaining 2017 (b)	6	$5,260	0.8%	390	0.5%
2018	7	9,303	1.4%	1,217	1.4%
2019	22	30,585	4.5%	3,219	3.7%
2020	24	33,267	5.0%	3,343	3.9%
2021	80	41,696	6.2%	6,376	7.4%
2022	41	69,514	10.4%	9,537	11.0%
2023	20	41,145	6.1%	5,805	6.7%
2024	43	94,446	14.1%	11,592	13.4%
2025	42	33,274	5.0%	3,622	4.2%
2026	19	18,639	2.8%	3,159	3.6%
2027	26	41,924	6.2%	6,052	7.0%
2028	9	19,083	2.8%	2,166	2.4%
2029	11	19,772	2.9%	2,897	3.3%
2030	11	49,435	7.4%	4,804	5.5%
Thereafter (>2030)	95	164,072	24.4%	21,886	25.3%
Vacant	—	—	—%	583	0.7%
Total (c)	456	$671,415	100.0%	86,648	100.0%

________

(a)	Assumes tenant does not exercise any renewal option.

(b)	One month-to-month lease with ABR of $0.1 million is included in 2017 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate Portfolio – Second Quarter 2017

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2017.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Remaining 2017 (b)	5	$2,686	0.7%	284	0.5%
2018	6	8,728	2.1%	987	1.8%
2019	11	6,269	1.5%	995	1.8%
2020	14	15,420	3.8%	1,958	3.6%
2021	70	23,755	5.9%	4,256	7.8%
2022	22	17,785	4.4%	2,829	5.2%
2023	13	12,929	3.2%	2,463	4.5%
2024	16	48,358	11.9%	6,302	11.5%
2025	33	20,444	5.0%	1,717	3.1%
2026	8	11,613	2.9%	1,995	3.7%
2027	19	27,327	6.7%	3,601	6.6%
2028	6	8,116	2.0%	1,268	2.3%
2029	10	18,505	4.6%	2,562	4.7%
2030	9	43,246	10.6%	4,206	7.7%
Thereafter (>2030)	83	140,748	34.7%	18,812	34.5%
Vacant	—	—	—%	383	0.7%
Total (c) (d)	325	$405,929	100.0%	54,618	100.0%

________

(a)	Assumes tenant does not exercise any renewal option.

(b)	One month-to-month lease with ABR of $0.1 million is included in 2017 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(d)	Represents properties unencumbered by non-recourse mortgage debt.

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W. P. Carey Inc.
Investment Management
Second Quarter 2017

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

Selected Information – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended June 30, 2017, unless otherwise noted.

	Managed Programs
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CCIF	CESH I
General
Year established	2007	2013	2010	2015	2015	2016
Total AUM (a) (b)	$5,762,962	$2,247,779	$2,904,677	$1,701,688	$397,942	$147,407
Total net-lease AUM	4,966,486	1,328,354	N/A	N/A	N/A	N/A

Portfolio
Investment type	Net lease / Diversified REIT	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	BDC	Student Housing
Number of net-leased properties	410	59	N/A	N/A	N/A	N/A
Number of operating properties	38	78	31	11	N/A	8
Number of tenants – net-leased properties (c)	117	101	N/A	N/A	N/A	N/A
Square footage (c)	47,129	16,838	6,525	3,360	N/A	N/A
Occupancy (d)	99.8%	100.0%	80.1%	82.1%	N/A	N/A
Acquisitions – second quarter	$141,480	$—	$—	$175,705	N/A	$188,805
Dispositions – second quarter	13,306	—	19,000	—	N/A	—

Balance Sheet (Book Value)
Total assets	$4,638,606	$2,289,686	$2,423,166	$1,644,772	$400,757	$147,344
Total debt	1,998,641	1,210,015	1,426,125	817,465	148,743	618
Total debt / total assets	43.1%	52.8%	58.9%	49.7%	37.1%	0.4%

Investor Capital
Gross offering proceeds – second quarter (e)	N/A	N/A	N/A	$22,994	$12,360	$24,819
Fundraising status (as of August 4, 2017) (f)	Closed	Closed	Closed	Closed	Closed	Closed
Amount raised:
Initial offering (e)	$1,537,187	$1,243,518	$575,810	$844,823	$195,299	$137,976
Follow-on offering (e)	1,347,280	N/A	577,358	N/A	N/A	N/A
________

(a)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CCIF and CESH I.

(b)	CCIF Total AUM includes $50.0 million of initial investment, including $25.0 million made by W. P. Carey Inc.

(c)	For CPA®:17 – Global and CPA®:18 – Global, excludes operating properties. For CESH I, the investments are build-to-suit projects, and gross square footage cannot be determined at this time.

(d)
Represents occupancy for net-leased properties for CPA®:17 – Global and single-tenant net-leased properties for CPA®:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended June 30, 2017. Occupancy for CPA®:17 – Global's 37 self-storage properties was 94.0% as of June 30, 2017. Occupancy for CPA®:18 – Global's 69 self-storage properties and nine multi-family properties was 92.8% and 93.2%, respectively, as of June 30, 2017. CPA®:18 – Global’s multi-tenant net-leased properties had an occupancy of 93.4% and square footage of 0.4 million as of June 30, 2017.

(e)
Excludes distribution reinvestment plan proceeds. Distribution reinvestment plan proceeds, net of redemptions, for the three months ended June 30, 2017 were $9.1 million for CPA®:17 – Global, $6.5 million for CPA®:18 – Global, $(7.1) million for CWI 1 and $3.1 million for CWI 2.

(f)
In connection with our exit from non-traded retail fundraising activities, as of June 30, 2017, we ceased active fundraising for CWI 2, CCIF and CESH I. CWI 2 and CESH I closed their offerings on July 31, 2017. We currently expect to continue managing the Managed Programs through the end of their natural life cycles.

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

Managed Programs Fee Summary
Dollars in thousands. For the three months ended June 30, 2017, unless otherwise noted.

	Managed Programs
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CCIF (a)	CESH I (b)	Total
Year established	2007	2013	2010	2015	2015	2016
Fundraising status (as of August 4, 2017)	Closed	Closed	Closed	Closed (c)	Closed	Closed (c)

1. Structuring Fees
Structuring fee, gross (% of total aggregate cost)	4.50% (d)	4.50% (d)	2.50%	2.50%	N/A	2.00%
Net of subadvisor fees (e)	4.50%	4.50%	2.00%	1.875%	N/A	2.00%
Gross acquisition volume - second quarter	$141,480	$—	$—	$175,705	N/A	$188,805	$505,990
Structuring revenue - second quarter (f)	$6,124	$—	$310	$4,398	N/A	$3,498	$14,330

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (g)	0.50% (g)	0.50% (g)	0.55% (g)	1.75% - 2.00% (h)	1.00% (i)
Net of subadvisor fees (e)	0.50%	0.50%	0.40%	0.41%	0.875% - 1.00%	1.00%
Total AUM - current quarter	$5,762,962	$2,247,779	$2,904,677	$1,701,688	$397,942	$147,407	$13,162,455
Total AUM - prior quarter	$5,789,018	$2,215,556	$2,924,767	$1,586,565	$378,333	$102,368	$12,996,607
Average AUM	$5,775,990	$2,231,668	$2,914,722	$1,644,127	$388,138	$124,888	$13,079,531
Asset management revenue - second quarter	$7,339	$2,767	$3,585	$2,023	$1,965	$287	$17,966

3. Operating Partnership Interests (j)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	10.00%	N/A	N/A
Net of subadvisor fees (e)	10.00%	10.00%	8.00%	7.50%	N/A	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) - second quarter	$6,971	$2,186	$1,544	$27	N/A	N/A	$10,728

4. Distribution Fees / Expenses
Dealer manager fee (c)	We received a dealer manager fee for the sale of shares in the Managed Programs, a portion of which have been re-allowed to selected broker dealers.
Selling commission (c)	We received selling commissions for the sale of shares in the Managed Programs, which were re-allowed to selected broker dealers.
Distribution and shareholder servicing fee
We received an annual distribution and shareholder servicing fee in connection with shares of CPA®:18 – Global’s Class C common stock, CWI 2’s Class T common stock, and CCIF 2016 T’s common shares, which have been re-allowed to selected broker dealers. CPA®:18 – Global and CWI 2 will directly pay the distribution and shareholder servicing fee to selected broker dealers beginning with the fee for the third quarter of 2017.

Dealer manager fees received (revenues) - second quarter	$—	$—	$—	$365	$172	$423	$1,000	(k)
Dealer manager fees paid and expenses (operating) - second quarter	—	—	—	1,291	592	905	2,788
Net impact of dealer manager fees and expenses - second quarter	$—	$—	$—	$(926)	$(420)	$(482)	$(1,788)	(k)
________

(a)
In addition to the fees shown, we may earn incentive fees on income and capital gains. Incentive fees on income are paid quarterly, if earned, and are calculated as the sum of (i) 100% of quarterly pre-incentive fee net investment income in excess of 1.875% of average adjusted capital up to a limit of 2.344% of average adjusted capital and (ii) 20% of pre-incentive fee net investment income in excess of 2.344% of average adjusted capital. The incentive fee on capital gains is paid annually, if earned, and is equal to 20% of realized capital gains on a cumulative basis from inception, net of (i) all realized capital losses and unrealized depreciation on a cumulative basis from inception and (ii) the aggregate amount, if any, of previously paid incentive fees on capital gains.

(b)
In addition to the fees shown, and in lieu of reimbursing us for organization and offering costs, we receive limited partnership units of CESH I equal to 2.5% of gross offering proceeds. For the three months ended June 30, 2017, this other advisory revenue was $0.6 million. We may also receive distributions from CESH I upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(c)	CWI 2 and CESH I closed their offerings on July 31, 2017.

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

(d)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(e)
The subadvisors for CWI 1, CWI 2, and CCIF earn a percentage of gross fees recorded, which are expenses for us and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the difference between gross and net fees.

(f)	Structuring revenue from CWI 1 is related to a mortgage loan refinancing.

(g)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while the CPA® REITs have an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(h)
Based on average of gross assets at the end of the two most recently completed calendar months. Management fees are incurred at 2.00% on portion of assets below $1.0 billion; 1.875% on portion of assets between $1.0 billion and $2.0 billion; and 1.75% on portion of assets above $2.0 billion.

(i)	Based on gross assets at fair value.

(j)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(k)	Total dealer manager fees received includes approximately $40,000 representing an immaterial true-up from a prior quarter’s activity.

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the six months ended June 30, 2017.

Acquisitions – Net-Leased Properties						Gross Square Footage
Portfolio(s)	Tenant / Lease Guarantor	Property Location(s)	Purchase Price	Closing Date	Property Type(s)
1Q17
CPA®:17 – Global	Angus Chemical	Buffalo Grove, IL	$11,463	Feb-17	Office	62,201
CPA®:18 – Global (90%)	Board of Regents, State of Iowa	Iowa City, IA	7,342	Mar-17	Warehouse	140,917
1Q17 Total			18,805			203,118

2Q17
CPA®:17 – Global (70%)	Kesko Senukai (19 properties) (a)	Various, Lithuania (12 properties); Latvia (4 properties); and Estonia (3 properties)	141,480	May-17	Retail, Warehouse	1,585,879
2Q17 Total			141,480			1,585,879

Year-to-Date Total Acquisitions – Net-Leased Properties			160,285			1,788,997

Acquisitions – Self-Storage
Portfolio(s)	Property Location(s)	Purchase Price	Closing Date
1Q17
CPA®:18 – Global (a) (b)	Toronto, Canada	17,634	Jan-17
1Q17 Total		17,634

2Q17 (N/A)

Year-to-Date Total Acquisitions – Self-Storage Properties		17,634

Acquisitions – Student Housing
Portfolio(s)	Property Location(s)	Purchase Price	Closing Date
1Q17
CPA®:18 – Global (97%) (a) (b)	Portsmouth, United Kingdom	1,273	Jan-17
CPA®:18 – Global (94.5%) (a) (b)	Cardiff, United Kingdom	29,932	Jan-17
CESH I (a) (b)	Madrid, Spain	16,045	Feb-17
CESH I (a) (b)	Lisbon, Portugal	27,276	Mar-17
1Q17 Total		74,526

2Q17
CESH I (a) (b)	Norwich, United Kingdom	79,141	Apr-17
CESH I (a) (b)	Madrid, Spain	70,261	May-17
CESH I (a) (b)	Porto, Portugal	39,403	May-17
2Q17 Total		188,805

Year-to-Date Total Acquisitions – Student Housing		263,331

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

Investment Activity – Managed Programs (continued)
Dollars in thousands. Pro rata. For the six months ended June 30, 2017.

Acquisitions – Hotels
Portfolio(s)	Property Location(s)	Purchase Price	Closing Date
1Q17 (N/A)

2Q17
CWI 2 (c)	Charlotte, NC	175,705	Jun-17
2Q17 Total		175,705

Year-to-Date Total Acquisitions – Hotels		175,705

Year-to-Date Total Acquisitions		$616,955

Dispositions
Portfolio(s)	Property Location(s)	Gross Sale Price	Closing Date
1Q17
CPA®:17 – Global (land sale) (a)	Luton, United Kingdom	$314	Jan-17
CWI 1 (3 properties)	Birmingham, AL; Baton Rouge, LA; and Frisco, TX	33,000	Feb-17
CPA®:17 – Global	Houston, TX	15,500	Mar-17
CPA®:17 – Global	Orlando, FL	117,500	Mar-17
1Q17 Total		166,314

2Q17
CWI 1	Braintree, MA	19,000	May-17
CPA®:17 – Global (2 properties)	Lima and Miamisburg, OH	5,029	Jun-17
CPA®:17 – Global (a)	Pordenone, Italy	8,277	Jun-17
2Q17 Total		32,306

Year-to-Date Total Dispositions		$198,620
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Purchase price represents total commitment for build-to-suit funding. Gross square footage cannot be determined at this time.

(c)	Purchase price includes acquisition-related costs and fees, which were expensed.

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

Summary of Future Liquidity Strategies for Managed Programs
As of June 30, 2017.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of each Managed REIT’s shares on a national securities exchange, a merger or another transaction approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set time because the precise timing of the sale of assets will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

Liquidation Period
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CESH I
Disclosure
“We currently intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets, or another similar transaction) within eight to 12 years following the investment of substantially all of the net proceeds from our initial public offering, which occurred in April 2011.”

Source: Form 10-Q dated May 11, 2017. Page 52.

“We currently intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets, or another similar transaction) beginning in April 2022, which is seven years following the closing of our initial public offering.”

Source: Form 10-Q dated May 11, 2017. Page 45.

“We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the conclusion of our initial public offering, which occurred on September 15, 2013. Thus, we intend to have a limited life.”

Source: Form 10-Q dated May 12, 2017. Page 35.

“We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the conclusion of our initial public offering. Thus, we intend to have a limited life.”

CWI 2’s initial public offering concluded on July 31, 2017.

Source: Form 10-Q dated May 12, 2017. Page 35.
CESH I does not have a fixed term, however, W. P. Carey expects to start seeking disposition of its properties five years after CESH I raised its minimum offering amount, which occurred in July 2016.

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W. P. Carey Inc.
Investment Management – Second Quarter 2017

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the Securities and Exchange Commission for complete descriptions of each REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CESH I
Disposition Fees
Net leased properties — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Investments in B Notes, C Notes, mortgage-backed securities and real estate-related loans — 1% of the average equity value.

Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
			Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitle to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed.(a)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to April 2021, using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal

Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal
			Fair market value as determined by Appraisal	Fair market value as determined by Appraisal	N/A
Distribution Related to Ownership of Shares	3.8% ownership as of 6/30/2017	2.1% ownership as of 6/30/2017	1.5% ownership as of 6/30/2017	1.0% ownership as of 6/30/2017	2.4% ownership as of 6/30/2017
________

(a)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Second Quarter 2017

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W. P. Carey Inc.
Appendix – Second Quarter 2017

Normalized Pro Rata Cash Net Operating Income (NOI)
In thousands. From real estate.

Three Months Ended Jun. 30, 2017
Consolidated Lease Revenues
Total lease revenues – as reported	$158,255
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	4,313
153,942

Plus: NOI from Operating Properties
Hotel revenues	8,223
Hotel expenses	(6,217)
2,006
155,948

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,740
Less: Pro rata share of NOI attributable to noncontrolling interests	(5,737)
(997)

154,951

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	11,746
Less: Straight-line rent amortization	(2,977)
Add: Other non-cash items	(62)
8,707

Pro Rata Cash NOI (a)	163,658

Adjustment to normalize for intra-period acquisitions, build-to-suit projects placed into service and dispositions (b)	(18)

Normalized Pro Rata Cash NOI (a)	$163,640

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W. P. Carey Inc.
Appendix – Second Quarter 2017

The following table presents a reconciliation from Net income from Owned Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2017
Net Income from Owned Real Estate Attributable to W. P. Carey
Net income from Owned Real Estate attributable to W. P. Carey – as reported	$43,540
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	87,543
Less: Property expenses, excluding reimbursable tenant costs – as reported	(10,530)
77,013

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses)	39,885
Less: Reimbursable property expenses – as reported	(5,322)
Less: Lease termination income and other	(2,247)
Add: Provision for income taxes	3,731
Less: Gain on sale of real estate	(3,465)
32,582

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	12,323
Less: Straight-line rent amortization	(2,965)
Add: Adjustments for pro rata ownership	1,234
Less: Property expenses, excluding reimbursable tenant costs, non-cash	(69)
Adjustment to normalize for intra-period acquisitions, build-to-suit projects placed into service and dispositions (b)	(18)
10,505

Normalized Pro Rata Cash NOI (a)	$163,640
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For properties acquired or placed into service during the three months ended June 30, 2017, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2017, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Second Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Net income attributable to W. P. Carey	$64,318	$57,484	$47,704	$110,943	$51,661

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	62,849	62,430	62,675	62,802	66,581
Interest expense	42,235	41,957	43,913	44,349	46,752
Provision for (benefit from) income taxes	2,448	(1,305)	7,826	3,154	(8,217)
EBITDA (a)	171,850	160,566	162,118	221,248	156,777

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments	9,186	8,828	8,154	7,927	9,908
Unrealized losses (gains) (b)	7,226	2,639	4,719	(2,760)	536
Stock-based compensation expense	3,104	6,910	3,051	4,356	4,001
Impairment charges	—	—	9,433	14,441	35,429
	19,516	18,377	25,357	23,964	49,874
Adjustments for Non-Core Items: (c)
Restructuring and other compensation (d)	7,718	—	—	—	452
Gain on sale of real estate, net	(3,465)	(10)	(3,248)	(49,126)	(18,282)
(Gain) loss on extinguishment of debt	(2,443)	912	224	2,072	(112)
Other non-recurring expenses (income) (e)	1,000	—	—	—	(353)
Property acquisition and other expenses	—	73	18	—	146
Other	(536)	253	736	523	2,439
	2,274	1,228	(2,270)	(46,531)	(15,710)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (f)
Add: Pro rata share of adjustments for equity investments	1,242	2,376	1,387	1,795	1,781
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(3,620)	(3,941)	(5,736)	(5,363)	(5,225)
	(2,378)	(1,565)	(4,349)	(3,568)	(3,444)
Adjustments for Equity Investments in the Managed Programs: (g)
Add: Distributions received from equity investments in the Managed Programs	2,981	2,809	2,496	2,773	(321)
Less: Income from equity investments in the Managed Programs	(1,279)	(1,674)	(30)	(2,716)	(3,069)
	1,702	1,135	2,466	57	(3,390)

Adjusted EBITDA (a)	$192,964	$179,741	$183,322	$195,170	$184,107
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Comprised of gains and losses on interest rate derivatives and gains and losses on foreign currency.

(c)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(d)
Amount for the three months ended June 30, 2017 represents restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amount for the three months ended June 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(e)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(f)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items and non-core items from joint ventures.

(g)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Second Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Owned Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Net income from Owned Real Estate attributable to W. P. Carey (a)	$43,540	$37,958	$27,821	$87,497	$38,702

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	61,989	61,522	61,717	61,740	65,457
Interest expense	42,235	41,957	43,913	44,349	46,752
Provision for (benefit from) income taxes	3,731	1,454	3,374	530	(9,410)
EBITDA - Owned Real Estate (a) (b)	151,495	142,891	136,825	194,116	141,501

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments	9,186	8,828	8,154	7,927	9,908
Unrealized losses (gains) (c)	7,685	2,566	4,581	(2,531)	147
Stock-based compensation expense	899	1,954	908	1,572	907
Impairment charges	—	—	9,433	14,441	35,429
	17,770	13,348	23,076	21,409	46,391
Adjustments for Non-Core Items: (d)
Gain on sale of real estate, net	(3,465)	(10)	(3,248)	(49,126)	(18,282)
(Gain) loss on extinguishment of debt	(2,443)	912	224	2,072	(112)
Other non-recurring expenses (income) (e)	1,000	—	—	—	(353)
Property acquisition and other expenses	—	73	18	—	431
Restructuring and other compensation	—	—	—	—	(13)
Other	(653)	685	770	523	2,421
	(5,561)	1,660	(2,236)	(46,531)	(15,908)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (f)
Add: Pro rata share of adjustments for equity investments	1,242	2,376	1,387	1,795	1,781
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(3,620)	(3,941)	(5,736)	(5,363)	(5,225)
	(2,378)	(1,565)	(4,349)	(3,568)	(3,444)

Adjusted EBITDA - Owned Real Estate (a) (b)	$161,326	$156,334	$153,316	$165,426	$168,540
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of and distributions from equity method investments in the Managed REITs and CESH I are now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Comprised of gains and losses on interest rate derivatives and gains and losses on foreign currency.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(f)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items and non-core items from joint ventures.

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W. P. Carey Inc.
Appendix – Second Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Net income from Investment Management attributable to W. P. Carey (a)	$20,778	$19,526	$19,883	$23,446	$12,959

Adjustments to Derive Consolidated EBITDA
(Benefit from) provision for income taxes	(1,283)	(2,759)	4,452	2,624	1,193
Depreciation and amortization	860	908	958	1,062	1,124
EBITDA - Investment Management (a) (b)	20,355	17,675	25,293	27,132	15,276

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	2,205	4,956	2,143	2,784	3,094
Unrealized (gains) losses (c)	(459)	73	138	(229)	389
	1,746	5,029	2,281	2,555	3,483
Adjustments for Non-Core Items: (d)
Restructuring and other compensation (e)	7,718	—	—	—	465
Property acquisition and other expenses	—	—	—	—	(285)
Other	117	(432)	(34)	—	18
	7,835	(432)	(34)	—	198

Adjustments for Equity Investments in the Managed Programs: (f) (a)
Add: Distributions received from equity investments in the Managed Programs	2,981	2,809	2,496	2,773	(321)
Less: Income from equity investments in the Managed Programs	(1,279)	(1,674)	(30)	(2,716)	(3,069)
	1,702	1,135	2,466	57	(3,390)

Adjusted EBITDA - Investment Management (a) (b)	$31,638	$23,407	$30,006	$29,744	$15,567
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of and distributions from equity method investments in the Managed REITs and CESH I are now recognized within our Investment Management segment. Equity in earnings of our equity method investment in CCIF continues to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Comprised of gains and losses on foreign currency.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)
Amount for the three months ended June 30, 2017 represents restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amount for the three months ended June 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(f)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Second Quarter 2017

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016), certain lease termination income, expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements primarily during the first quarter of 2016 and the second quarter of 2017, and accruals for estimated one-time legal settlement expenses. We also exclude realized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income, or cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter’s pro rata cash NOI related to properties acquired or placed into service during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Second Quarter 2017

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments, and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses in real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of the jointly owned investments’ financial statement line items by our percentage ownership and adding those amounts to or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in such jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of the date of this report. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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